UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Soliciting Material under §240.14a-12

THE EMPIRE DISTRICT ELECTRIC COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by The Empire District Electric Company

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: The Empire District Electric Company

Commission File No.: 1-3368

On February 10, 2016, the following presentation was provided to employees of The Empire District Electric Company:

Liberty / Empire Town Hall February 2016

Welcome/Safety Moment Transaction Overview Empire District What to expect – Next Steps Q&A Agenda 2

Safety – Embedded into our Culture 3

Algonquin to acquire Empire for $34 a share Retain all employees & leadership Maintain wage & benefits & Union Consolidate into Liberty Central serving 7 states & 338k customers Joplin to become regional HQ Brad Beecher to serve as President & CEO for region Maintain the Empire brand Transaction Overview 4

Consistent with Algonquin’s growth strategy Continues successful track record of regulated acquisitions - 9 acquisitions since 2009 - West ~ 189,000 customers Arizona, California, and Montana - East - Central Pro forma utility platform will enhance Algonquin’s regional management focus ~342,000 customers Arkansas, Illinois, Iowa, Kansas, Missouri, Oklahoma, and Texas ~247,000 customers Georgia, Massachusetts and New Hampshire Feb 2016 2009 2010 2011 2012 2013 2014 2015 2016 Apr 2009 California electric utility Dec 2010 New Hampshire electric and gas utilities Apr 2011 Missouri water utilities May 2013 Missouri, Iowa, & Illinois gas utilities Feb 2013 Arkansas water utility & Massachusetts gas utility Sep 2014 California & Montana water utilities Aug 2012 Georgia gas utility 5

Increases scale and diversity – “Marching to Million” Provides a platform for growth- CapEx, Renewables, Enhances existing regulatory relationships Opportunity for personal and professional growth Strategic Merits 6

Indicative timeline for transaction Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 2/9/2016 - Announced transaction and debenture financing Commence regulatory filings with U.S. Federal + State Regulatory Agencies Secure approvals from FERC, CFIUS(1), and State Commissions in MO, AR, KS & OK File Preliminary Proxy Statement Develop and initiate transition and integration plans Empire Shareholders Meeting for transaction approval Expected transaction close (1) The Committee on Foreign Investment in the United States 7

A local, responsive, and caring approach Conducting business in a safe, socially and environmentally responsible manner Active community membership and involvement Assets built for the long-term What we stand for 8

NYSE ticker: EDE 100% regulated utility Operations in four states: MO, KS, OK, AR plus FERC 218,000 customers 10,000 square mile service territory Stock price on 10/30/2015: $22.55 Market capitalization: $990 million on 10/30/2015 52 week range: $20.69 – $31.49 Shares outstanding: 43.8 million Annual average daily trading volume (12 month): 217,400 shares Who are we? FERC , 4.2% Missouri , 85.9% Kansas , 4.6% Arkansas , 2.6% Oklahoma , 2.7% 2014 On - System Electric Revenues by Jurisdiction

Executive management Officers average nearly 20 years utility experience with Empire Independent Board of Directors Non-executive chairman All directors other than CEO are independent Board of Directors Brad Beecher President & CEO Laurie Delano VP - Finance & CFO Kelly Walters VP & COO - Electric Ron Gatz VP & COO - Gas Robert Sager Controller, Asst. Sec. & Asst. Treasurer Dale Harrington Corp Secretary & Dir – Investor Relations Mark Timpe Treasurer Blake Mertens VP – Energy Supply & Delivery Operations Brent Baker VP – Customer Service, Transmission & Engineering Experienced Management

Key Statistics 170,000 customers Operate in 119 communities in SE Kansas, NE Oklahoma, NW Arkansas and SW Missouri Service centers: Joplin, Aurora, Bolivar, Branson, Neosho, Ozark and Baxter Springs, KS Power plants: Asbury, Riverton, State Line, Energy Center, Iatan, Plum Point, Ozark Beach, Meridian Way, Elk River Payment offices: Joplin, Branson Contact centers: Joplin, Ozark 6,911 miles of distribution lines 22 miles of 345 kV, 441 miles of 161kV and 745 miles of 69 kV transmission line 700 employees Service Territory Empire District Electric Company

Key Statistics 44,000 customers Operate in 44 communities in west, central, and NW Missouri Service centers: Nevada, Clinton, Sedalia, Marshall, Chillicothe, Henrietta, Platte City, Maryville 1,100 miles distribution main pipeline 87 miles of transmission pipeline Service Territory Empire District Gas Company

Business as usual Safe and reliable service Positive customer experience Regulatory compliance Commitment to the community Regulatory / Shareholder / Federal approvals Monthly / Quarterly updates What to expect next 13

Q&A 14